Exhibit 1
Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Unigene Laboratories, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of July, 2011.

VICTORY PARK CREDIT OPPORTUNITIES
MASTER FUND, LTD.

By:	/s/ Richard Levy
Name: Richard Levy
Its: Attorney-in-Fact

VPC FUND II, L.P.

By: Victory Park GP II, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

By:	/s/ Richard Levy
Name: Richard Levy
Its: Sole Member

VPC INTERMEDIATE FUND II (CAYMAN), L.P.

By: Victory Park GP II, LLC, its general partner

By: Jacob Capital, L.L.C., its manager

By:	/s/ Richard Levy
Name: Richard Levy
Its: Sole Member

VICTORY PARK GP II, LLC

By: Jacob Capital, L.L.C., its manager

By:	/s/ Richard Levy
Name: Richard Levy
Its: Sole Member

VICTORY PARK CAPITAL ADVISORS, LLC

By: Jacob Capital, L.L.C., its Manager

By:	/s/ Richard Levy
Name: Richard Levy
Title: Sole Member

JACOB CAPITAL, L.L.C.

By:	/s/ Richard Levy
Name: Richard Levy
Title: Sole Member

RICHARD LEVY

/s/ Richard Levy

Richard Levy